UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): April 5, 2005

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue Maryville, Tennessee 37801 (Address of Principal Executive Offices)

(865) 379-5700 (Registrant’s Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instructions A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

        On April 11, 2005, Ruby Tuesday, Inc., a Georgia corporation (the “Company”) issued a press release regarding matters discussed under Item 4.02 below and incorporated herein by reference.

ITEM 4.02. NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

        The Company and its audit committee concluded on April 5, 2005 that the Company will restate previously issued historical financial statements to properly account for leases. The restatement adjustments will correct the Company’s historical accounting for leases and will have no impact on previously reported revenue, cash balances, or compliance with any debt covenants.

        Similar to several other companies within the industry and retailers in general, the restatement adjustments reflect the views expressed by the Office of the Chief Accountant of the Securities and Exchange Commission (“SEC”) in its February 7, 2005 letter (the “SEC Letter”) to the American Institute of Certified Public Accountants. The adjustments relate to the Company’s computation of straight line rent over the lease term, which in certain instances includes renewal options, accounting for rent holidays and accounting for landlord/tenant incentives.

        In conjunction with the Company’s second quarter fiscal 2005 results, the Company determined adjustments were necessary to recognize the cumulative impact of correcting its computation of straight line rent expense and accounting for subleases. Specifically, the Company revised its computation of straight line rent to include certain option periods where failure to exercise such options would result in an economic penalty. In addition, in those cases where the Company sold units to others, but remained primarily obligated on the original leases, the Company made adjustments to restore the deferred rent liability on its books and record a receivable for the straight-lined rents due from sublessees. Although the necessary cumulative adjustments related to straight line rent and subleases were originally included in the Company’s second quarter financial results, based on the impact of additional lease issues discussed in the SEC Letter, which was issued subsequent to the Company’s filing of its Form 10-Q for the quarter ended November 30, 2004, the Company will restate the periods impacted by these adjustments.

        The restatement will also include adjustments for rent holidays, which is the period of time between the Company taking control and possession (generally the beginning of construction) of a leased site until the lease payments begin. Previously the Company began its computation of straight line rent at the earlier of the commencement of the lease payments or when the leased site opened for business. However, based on the views expressed in the SEC Letter, the Company has determined the calculation of straight line rent should begin on the date which the Company takes control and possession of the site. Thus, the effect of this adjustment will be to increase the period over which rent is expensed beginning with a period of time prior to the opening of a leased site.

        The final portion of the adjustment for lease accounting results from the accounting treatment of landlord/tenant incentives. Historically, when the Company received incentives from landlords to pay for a portion of the cost of improvements on leased properties (primarily for its mall locations), the Company recognized these amounts as reductions in capitalized costs, thereby reducing future depreciation related to the properties. The views expressed by the SEC indicate that such amounts should be recorded as deferred rent and amortized as a reduction to rent expense over the lease term. The restatement will reflect the necessary adjustments related to this issue.

        As a result of the restatement adjustments, the Company’s previously issued consolidated financial statements, including those contained in the following filings, should no longer be relied upon: Annual Report on Form 10-K for the fiscal year ended June 1, 2004; Quarterly Reports on Form 10-Q for the quarters ended November 30, 2004 and August 31, 2004; and the preliminary financial results for the quarter ended March 1, 2005 included in the Company’s press release issued on March 30, 2005. While the Company’s Form 10-Q for the quarter ended March 1, 2005 will reflect the necessary adjustments for the quarter then ended, the Company anticipates filing a Form 12b-25 with the SEC providing for an extension of time to file its Form 10-Q.

        The restatement adjustments related to lease accounting are anticipated to decrease net income by $0.2 million for the fiscal year ended June 1, 2004 and increase net income by $0.3 million and $0.1 million for fiscal years ended June 3, 2003 and June 4, 2002, respectively. The adjustments for fiscal 2002 are anticipated to be sufficient to round previously reported diluted earnings per share of $0.88 to $0.89 while previously reported diluted earnings per share for fiscal years 2003 and 2004 are not anticipated to change as a result of these adjustments. In addition, the adjustments are anticipated to increase net income for the 26-week period ended November 30, 2004 by $4.6 million ($0.07 per share). Regarding the impact on the 26-week period ended November 30, 2004, $4.8 million ($0.07 per share) of the positive impact results from reversing the entries previously included to adjust for the cumulative impact relating to the computation of straight line rent and accounting for subleases. The cumulative effect of these adjustments is a reduction in retained earnings of $10.5 million as of the end of fiscal year 2001.

        On March 30, 2005, the Company included in its press release preliminary financial results for the 13-week and 39-week periods ended March 1, 2005. It is anticipated that the above adjustments will not impact the previously reported preliminary diluted earnings per share of $0.42 per share for the 13-week period and the impact on the previously reported preliminary diluted earnings per share for the 39-week period will be the $0.07 per share increase driven by reversing the entries previously included in the second quarter discussed above. Further, the Company anticipates the restatement adjustments made in conjunction with its lease accounting will have a negligible (less than $0.01) impact on future annual diluted earnings per share.

        Pursuant to this Item 4.02(a), the Company’s management and audit committee have discussed the matters disclosed in this Form 8-K with the Company’s independent registered public accounting firm, KPMG LLP. The discussion of the Company’s revised financial results contained in this Current Report on Form 8-K has been prepared by management and represents management’s preliminary assessment of the revised results. These results are subject to change as the Company’s independent registered public accounting firm completes its review.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

          (c) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release issued on April 11, 2005.

      SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc. (Registrant)
By: /s/ Marguerite N. Duffy Marguerite N. Duffy Senior Vice President and Chief Financial Officer

Date: April 11, 2005